Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the registration statement on Form S-4 of our report dated February 11, 2005, on our audits of Community First Financial Corporation and subsidiary as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, which report appears in the December 31, 2004, Annual Report on Form 10-KSB of Community First Financial Corporation and subsidiary filed on March 29, 2005.

Galax, Virginia

January 11, 2006